UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) September 18, 2023

AUTONATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code(954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2023, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) appointed Jeff Parent as Chief Operating Officer of the Company, effective as of the commencement of his employment with the Company, which is expected to be on or about October 16, 2023.
Mr. Parent, age 58, has served as President and General Manager of Gulf States Toyota, Inc., one of the world’s largest independent distributors of Toyota vehicles and parts, since February 2017. Prior to joining Gulf States Toyota as a Senior Vice President in 2010, Mr. Parent held various senior executive positions at Nissan Canada Inc., Volkswagen of America, Inc., and VW Credit, Inc.
On September 12, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Parent, subject to and conditioned upon the approval by the Board of his appointment as an executive officer, which was obtained on September 18, 2023. The Letter Agreement provides that, upon commencement of employment with the Company, Mr. Parent will:
•receive an annual base salary of $800,000,
•participate in the Company’s annual incentive compensation program with a target award level equal to 90% of his annual base salary,
•receive a one-time sign-on cash payment in the amount of $1,500,000, a one-time sign-on grant of time-based restricted stock units with a grant date value of $120,000, and a one-time sign-on grant of performance-based restricted stock units with a grant date value of $180,000, and
•be eligible for an annual grant of time-based and performance-based restricted stock units, with a target opportunity equal to $1,500,000 in aggregate grant date value, commencing in 2024.
The one-time sign-on cash payment for Mr. Parent will be paid as soon as administratively feasible following February 1, 2024. If Mr. Parent resigns from the Company or is terminated for cause before the second anniversary of his first day of employment with the Company, he will be required to pay back the amount he received from the Company, prorated based on the number of months employed with the Company. The one-time sign-on grant of time-based restricted stock units will vest in one-third annual increments over three years, and the one-time sign-on grant of performance-based restricted stock units will be subject to a three-year performance period based on performance goals approved by the Compensation Committee of the Board.
The Letter Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Letter Agreement is qualified in its entirety by reference to such agreement.
Effective upon the commencement of Mr. Parent’s service as the Company’s Chief Operating Officer, which is expected to be on or about October 16, 2023, Michael Manley, the Company’s Chief Executive Officer and, as such, its principal executive officer, will cease to be the Company’s principal operating officer.
Item 7.01 Regulation FD Disclosure.
On September 22, 2023, the Company issued a press release announcing the appointment of Mr. Parent as the Company’s Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)
10.1    Letter Agreement, dated September 12, 2023, by and between AutoNation, Inc. and Jeff Parent.
99.1    Press release of AutoNation, Inc. dated September 22, 2023, announcing the appointment of Jeff Parent as the Company’s Chief Operating Officer.
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	September 22, 2023	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary